EXHIBIT 99.3

WORLD AIRWAYS, INC.

OFFER TO EXCHANGE

8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009
FOR ALL OUTSTANDING
8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2004
(CUSIP NOS. 98142HAC9, 98142HAB1, 98142HAA3 and U9871WAA1)

July 23, 2003

To our Clients:

      Enclosed for your consideration is a prospectus dated July 23, 2003 (as amended and supplemented, the “Prospectus”) of World Airways, Inc., a Delaware corporation (the “Company”), and a related letter of transmittal (the “Letter of Transmittal” and, together with the Prospectus, the “Exchange Offer Documents”), relating to the Company’s offer (the “Exchange Offer”) to exchange $1,000 in principal amount of its 8% Convertible Senior Subordinated Debentures Due 2009 (the “Exchange Debentures”) for each $1,000 in principal amount of its outstanding 8% Convertible Senior Subordinated Debentures Due 2004 (the “Existing Debentures”) that you validly tender before 5:00 p.m., New York City time, on September 18, 2003 (the “Expiration Date”), upon the terms and subject to the conditions set forth in the Exchange Offer Documents.

      These materials are being forwarded to you as the beneficial owner of the Existing Debentures held by us for your account but not registered in your name. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Debentures held by us for your account. We are the holder of record of Existing Debentures held by us for your account. A TENDER OF SUCH EXISTING DEBENTURES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      We request your instruction by completing the Instructions, annexed hereto, as to whether you wish to have us tender Existing Debentures on your behalf in respect of any or all of the Existing Debentures held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Exchange Offer Documents.

      Your attention is directed to the following:

(1)	The Exchange Offer is being made for all outstanding Existing Debentures.

(2)	For each $1,000 principal amount of outstanding Existing Debentures that you validly tender before the Expiration Date and which is accepted by the Company, you will receive $1,000 principal amount at maturity of Exchange Debentures.

(3)	The Exchange Offer will expire at 5:00 p.m., New York City time, on September 18, 2003, unless the Exchange Offer is extended. Any Existing Debentures tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer or at any time after expiration of 40 days after the commencement of the Exchange Offer if the Company has not accepted the tendered Existing Debentures for exchange by that date.

(4)	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled “The Exchange Offer — Conditions to the Exchange Offer” including the tender of at least $38,500,000 aggregate principal amount of the Existing Debentures, representing approximately 95% of the issued and outstanding Existing Debentures. The Company has the right to waive any of these conditions. If the Exchange Offer is withdrawn or otherwise not completed, no Exchange Debentures will be exchanged for Existing Debentures.

(5)	The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Existing Debentures pursuant to the Exchange Offer, subject to Instruction 5 of the Letter of Transmittal. However, federal income tax backup withholding may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See the section entitled “Important Tax Information” in the Letter of Transmittal.

      If you wish to have us tender any or all of your Existing Debentures, please so instruct us by completing, executing and returning to us the Instructions annexed hereto. An envelope in which to return your Instructions to us is enclosed. If you authorize the tender of your Existing Debentures, all such Existing Debentures will be tendered unless otherwise specified in your Instructions. Your Instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date.

      The Exchange Offer is not being made to (nor will tenders of Existing Debentures be accepted from or on behalf of) the holders of Existing Debentures in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to holders of Existing Debentures in such jurisdiction.

      We also request that you confirm that we may make on your behalf the representations and undertakings contained in the Letter of Transmittal. Pursuant to the Letter of Transmittal, each holder of Existing Debentures will represent to the Company that (1) the holder agrees to all of the terms of the Exchange Offer, (2) the holder is the owner of the Existing Debentures tendered for exchange, (3) the holder has full power and authority to tender, exchange, sell, assign and transfer the Existing Debentures, (4) when the Existing Debentures are accepted for exchange, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the Existing Debentures tendered hereby are not subject to any adverse claims or proxies, and (5) the holder will, upon request, execute and deliver any additional documents deemed by the Company or Wachovia Bank, N.A., the exchange agent for the Exchange Offer, to be necessary or desirable to complete the exchange, assignment and transfer of Existing Debentures tendered.

WORLD AIRWAYS, INC.

OFFER TO EXCHANGE

8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2009
FOR ALL OUTSTANDING
8% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2004
(CUSIP NOS. 98142HAC9, 98142HAB1, 98142HAA3 and U9871WAA1)

       The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and the related letter of transmittal (which, as amended and supplemented from time to time, together constitute the “Exchange Offer Documents”), in connection with the offer by World Airways, Inc., a Delaware corporation (the “Company”), to exchange $1,000 in principal amount of its 8% Convertible Senior Subordinated Debentures Due 2009 (the “Exchange Debentures”) for each $1,000 in principal amount of its outstanding 8% Convertible Senior Subordinated Debentures Due 2004 (the “Existing Debentures”), upon the terms and subject to the conditions set forth in the Exchange Offer Documents.

      This will instruct you to tender the aggregate principal amount of Existing Debentures indicated below held by you or for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Existing Debentures held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Exchange Offer Documents.

Aggregate Principal Amount of Existing Debentures to be Tendered: ------------------------------------------- *	SIGN HERE
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Dated: ---------------------------------------, 2003
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*	Unless otherwise indicated, it will be assumed that all of the aggregate principal amount of Existing Debentures held by the Company for the account of the undersigned is to be tendered.